Exhibit 99.1

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION INTO OR IN AUSTRALIA, CANADA, JAPAN

OR THE REPUBLIC OF SOUTH AFRICA

Part I - Summary

Joint Press Release, 25 May, 2007

NASDAQ AND OMX TO COMBINE

The Leading Innovators in the Exchange Industry to Create the

World’s Premier Exchange and Technology Company

Combination Recommended by both OMX and NASDAQ Boards and

Supported by Key OMX and NASDAQ Shareholders

The boards of directors of The NASDAQ Stock Market, Inc. (“NASDAQ”) and OMX AB (publ) (“OMX”) jointly announce that they have entered into an agreement (the “Transaction Agreement”) to combine the two companies (the “Combination” or the “Transaction”), creating the world’s premier exchange and technology company. The Combination will create the largest global network of exchanges and exchange customers linked by technology. The Combination will provide significant benefits for customers, shareholders and other stakeholders in both companies.

The new group, to be called The NASDAQ OMX Group (the “Combined Group”), brings together two companies with a common culture and vision of innovation, competitiveness and pioneering technological expertise. NASDAQ OMX Group combines two highly complementary businesses, uniting NASDAQ’s leading global brand, highly efficient electronic trading platform and track record of customer focused innovation with OMX’s global technology services platform and customer base, efficient Nordic Exchange, derivatives capabilities and track record of successful cross-border exchange integrations.

The Combination will be effected through a cash and stock tender offer (the “Offer”) by NASDAQ for all outstanding shares in OMX. The consideration offered is equivalent to 0.502 new NASDAQ shares plus SEK94.3 in cash for each OMX share. Based on NASDAQ’s closing price on 23 May, 2007, the Offer values OMX at SEK208.1 per share1, equivalent to SEK25.1 billion ($3.7 billion) and represents a premium of 19 percent to the closing price of SEK174.5 per OMX share on 23 May, 2007, the last full trading day prior to the announcement of the Offer and a premium of 25 percent to the volume weighted average price of SEK165.9 per OMX share over the 20 trading days up to and including 23 May, 2007.

[1]	Based on NASDAQ’s closing share price of $33.19 on 23 May, 2007, the last full trading day prior to the announcement of the Offer, and a SEK/$ exchange rate of 6.83

Robert Greifeld, Chief Executive Officer of NASDAQ, commented:

“The future of exchanges is about technology, flexibility and scale. NASDAQ and OMX together deliver all of these benefits. Our technology leadership and track record in linking trading platforms means we will offer issuers and investors unique benefits which were not available in one company until now. This combination provides our organizations with the ability to grow and accelerate the global flow of equity capital. At the same time, it provides us with an excellent platform for further expansion into derivatives and other asset classes. Our organizations bring together very complementary businesses, and we see many new opportunities for growth in an era of unprecedented change and development for exchanges.”

Magnus Böcker, Chief Executive Officer of OMX, commented:

“This combination creates a new leader in the exchange industry. By utilizing the combined entities’ joint expertise and competencies we will create an outstanding platform for future growth. Issuers, members, information vendors and investors on both NASDAQ and OMX Nordic Exchange will all benefit from its new global context. The combination also provides benefits for OMX’s global technology customer base, as it enables an increased focus on research and product development in the most important and fastest growing areas of the exchange technology market.”

H. Furlong Baldwin, Chairman of NASDAQ, commented:

“We are each coming at this combination from a position of strength. At NASDAQ, we are privileged to be partnering with such a reputable institution as the OMX.”

Urban Bäckström, Chairman of OMX, commented:

“For OMX, as a company that has always been known for its innovative and ground-breaking approach within the exchange industry, this is the natural next step. This will also strengthen the Nordic region as a financial center.”

The Combined Group will have 2,349 employees in 22 countries with pro forma revenues for the financial year 2006 of more than $1.2 billion (SEK8.3 billion). The relative values of the companies under the terms of the Offer and based on NASDAQ’s closing share price as of 23 May, 2007 are 58 percent NASDAQ and 42 percent OMX. The pro forma market capitalization of The NASDAQ OMX Group will be approximately $7.1 billion (SEK48.6 billion)2, of which NASDAQ shareholders will own approximately 72 percent and OMX shareholders will hold approximately 28 percent as a result of the cash component of the Offer.3

The Combined Group will be governed by representatives from both NASDAQ and OMX under the leadership of Robert Greifeld, who will serve as Chief Executive Officer and Magnus

[2]	Based on NASDAQ’s closing price of $33.19 as of 23 May, 2007 and approximately 60.6 million new NASDAQ shares issued in the Offer assuming full subscription of the Offer by OMX shareholders
[3]	Pro forma ownership assumes full subscription of the Offer

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Böcker, who will serve as President. The board of directors of the Combined Group will consist of 15 members, including nine representatives from NASDAQ, five representatives from OMX and the Chief Executive Officer of the Combined Group. The NASDAQ OMX share will be listed on NASDAQ and on OMX Nordic Exchange.

The Combination is unanimously recommended by the boards of directors of each of OMX and NASDAQ. Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6 percent of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. Olof Stenhammar & Company, representing approximately 1.6 percent of OMX’s current issued ordinary share capital, has expressed its support for the Combination and its intention to become a long term shareholder in the Combined Group. In addition, Hellman & Friedman, Silver Lake Partners, and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related NASDAQ shareholders’ meeting, subject to the terms of NASDAQ’s certificate of incorporation.

The Combination will create:

•

PREMIER GLOBAL EXCHANGE COMPANY: NASDAQ is the premier US equities exchange, handling more shares and listing more companies than any other US exchange. NASDAQ’s open and innovative market platform is the first choice for issuers as well as investors. OMX Nordic Exchange is a highly integrated, efficient equities and derivatives market for leading European companies. Together, the NASDAQ and OMX exchanges will process an average daily volume of 7.4 million trades, representing a value of approximately $61 billion (SEK418 billion). The NASDAQ and OMX exchanges will have approximately 4,000 companies listed from 39 countries with an aggregate market capitalization of approximately $5.5 trillion (SEK37.6 trillion);

•

WORLD EXCHANGE TECHNOLOGY LEADER: OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX also has created a world-renowned technology customer base of equity, debt, and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, the Combined Group will provide the technology for the world’s increasingly competitive and demanding capital markets;

•

INCREASED VISIBILITY AND ACCESS TO THE GLOBAL INVESTMENT MARKETPLACE FOR ISSUERS: Issuers will be associated with an innovative, future-focused company with blue-chip peers in all industry sectors. Listed companies will have access to a broad base of investors and deep pools of liquidity;

•

A HIGHLY COMPETITIVE DERIVATIVES MARKET OFFERING: OMX Nordic Exchange is Europe’s third largest marketplace for trading and clearing equity-related derivatives. OMX’s Nordic distribution network is extended through an international network of links to cooperating exchanges and clearinghouses. OMX’s technology solutions are also being used by other leading derivatives exchanges around the world and will be a key asset in the Combined Group’s opportunities to capture the high growth in derivatives trading globally;

•	ENHANCED STRATEGIC OPPORTUNITIES: The Combined Group will be the partner of choice for future cooperation and consolidation opportunities and have increased financial

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and managerial resources. The combined entity will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia; and

•

SIGNIFICANT SYNERGY POTENTIAL: Both parties believe the Combination will create substantial value for shareholders, with total pre-tax annual synergies estimated at $150 million (SEK1,025 million). Of this amount, $100 million (SEK683 million) constitutes estimated cost synergies and $50 million (SEK342 million) estimated revenue synergies. Cost synergies will be realized through the rationalization of IT systems and data centres, rationalization of non-IT functions, and reduced capital and procurement expenditure. Revenue synergies will be achieved through the creation of deeper liquidity pools, increased cross-border trading, increased international listings, packaged data products and enhanced technology sales.

The Combination is expected to create substantial value for shareholders and to be accretive to earnings per share in 2009.

This summary should be read in conjunction with the text of the attached full announcement.

A joint press and analyst conference regarding the Offer and Combination of NASDAQ and OMX will be held today at 10.00am CET at OMX Headquarters, Tullvaktsvägen 15, Stockholm. If you are unable to attend the meeting in person, you can listen via:

Sweden: +46(0)850520270

UK: +44(0)2088179301

US: +1 7183541226

The presentation will also be webcast and can be found on www.omxgroup.com and on www.nasdaq.com

In addition NASDAQ and OMX will host a second conference call for the benefit of US based analysts and investors, to be held at 8.00am EDT:

Title: NASDAQ Conference Call

Domestic dial-in: 866-765-6327

International dial-in: +1 913-312-6621

And at 9.00am EDT, there will be a press call:

Title: NASDAQ Conference Call

Domestic dial-in: 800 810-0924

International Q&A: +1 913 981-4900

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A presentation on the Combination will be available today on NASDAQ’s (www.nasdaq.com) and OMX’s (www.omxgroup.com) websites.

For further information please contact:

OMX Contacts

Jonas Rodny, Senior Communications Manager

+46 8 405 72 67

jonas.rodny@omxgroup.com

Heidi Wendt, Vice President, Corporate Communications

+46 8 405 72 93

heidi.wendt@omxgroup.com

NASDAQ Contacts

Bethany Sherman, Senior Vice President, Corporate Communications

+1 212 401 8714

+1 917 836 1724

bethany.sherman@nasdaq.com

Vince Palmiere, Vice President, Investor Relations

+1 212-401-8742

vincent.palmiere@nasdaq.com

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Cautionary Note Regarding Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. OMX and NASDAQ caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the Offer, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the Combined Group’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.NASDAQ.com and the SEC’s website at SEC’s website at www.sec.gov. and in OMX’s filings with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”) including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While the Offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the Offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the Offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the Offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the Offer is not made in any such jurisdiction.

Additional Information about this Transaction

In connection with the proposed business combination transaction, OMX and NASDAQ expect that NASDAQ will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the proxy statement/prospectus and any amendments and other applicable documents regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of those documents (if and when available) and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NASDAQ by accessing its website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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Part II – Full Announcement

The boards of directors of The NASDAQ Stock Market, Inc. and OMX AB (publ) hereby jointly announce that they have entered into a Transaction Agreement to combine the two companies, creating the world’s premier exchange and technology company. The Combination will be effected through a cash and stock tender offer by NASDAQ for all outstanding shares in OMX.

1. Background to and Reasons for the Offer and the Combination between NASDAQ and OMX

The exchange industry is undergoing a period of unprecedented change. These changes emanate from every aspect of our businesses, including an increasingly competitive environment, significant opportunities stemming from regulatory change, and the continued globalization of the investment industry. NASDAQ and OMX each have the strategic vision to be at the forefront of these changes, with a culture of innovation and flexibility, and the ambition to be an agile and global force in the rapidly growing and developing exchange industry.

Each of NASDAQ and OMX is an innovator of electronic trading with technology as the foundation of their businesses. The Combination brings together two companies with a common culture and vision of innovation, competitiveness and pioneering technological expertise. The NASDAQ OMX Group combines two highly complementary businesses, uniting NASDAQ’s leading global brand, highly efficient electronic trading platform and track record of customer focused innovation with OMX’s global technology services platform and customer base, efficient Nordic Exchange, multi-asset class capabilities and track record of successful cross-border exchange integrations.

NASDAQ and OMX have been drivers of competition in the exchange industry. NASDAQ has experienced 25 percent growth in matched trading volume across all US equities in the past year as regulatory developments have resulted in an increase in client demand for fast, efficient electronic trading. OMX has experienced 38 percent average annual growth in trading volumes in its cash markets business over the past three years, has substantially increased its market share in globally listed shares such as Nokia and Ericsson, and is providing technology platforms to new players in established markets. The Combination will leverage NASDAQ’s and OMX’s experiences to capitalize on new opportunities in the increasingly competitive exchange trading sector.

The Combined Group is expected to be the partner of choice for future cooperation and consolidation opportunities with increased financial and managerial resources. The Combined Group will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia.

OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX has also created a world-renowned technology customer base of equities, debt, and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, we will provide the technology for the world’s increasingly competitive and demanding capital markets. In addition, each company has a proven track record of participation in industry consolidation with successful integration of exchanges and trading platforms resulting in strong revenue and cost synergies.

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This compelling Combination forms:

•	The premier global exchange company:

–	Together, NASDAQ and OMX will have an average daily trading volume of 7.4 million trades, representing a value of approximately $61 billion (SEK418 billion). NASDAQ and OMX will have approximately 4,000 listed companies from 39 countries with an aggregate market capitalization of approximately $5.5 trillion (SEK37.6 trillion);

–	The Combined Group will have many of the world’s largest companies listed on its marketplaces, with a leading market share of listings in the technology, software, telecommunication and pulp and paper industries worldwide. Issuers will be associated with an innovative, future-focused company with blue-chip peers in all industry sectors. Listed companies will have access to a broad base of investors and deep pools of liquidity; and

–	The combined liquidity pools, advanced speed of execution and integrated cross-border trading capabilities will provide issuers with increased visibility and access to global equity capital.

•	The world-leading provider of exchange technology:

–	OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX also has created a world-renowned technology customer base of equity, debt and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, NASDAQ and OMX will provide the technology for the world’s increasingly competitive and demanding capital markets;

–	OMX’s extensive experience and expertise in providing state-of-the-art exchange technology worldwide to a sophisticated and global customer base, matched with NASDAQ’s technology excellence and global brand and advanced services and support for innovative growth companies provides a powerful opportunity to grow and enhance the combined technology business; and

–	NASDAQ and OMX believe their focus on technology leadership and the combination of their expertise and brands will generate growth opportunities and additional sales of technology and related services globally.

•	A highly competitive derivatives market offering:

–	The OMX Nordic Exchange is Europe’s third largest marketplace for trading and clearing equity-related derivatives with an annual trading volume of approximately 140 million equity related derivatives contracts. OMX’s Nordic distribution network is extended through an international network of links to cooperating exchanges and clearinghouses; and

–	OMX’s technology solutions are also being used by other leading derivatives exchanges around the world and will be a key asset in the combined group’s opportunities to capture the high growth in derivatives trading globally.

•	Enhanced data business with richer content and improved, global distribution:

–	The Combined Group will leverage the strength of each organization’s distribution capabilities to broaden the customer base for NASDAQ’s and OMX’s existing data products and to provide enhanced data tailored with value-added services to market participants;

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–	Through NASDAQ’s distribution network of over 250 data vendors and OMX’s over 100 data vendors, the Combined Group will be able to enhance its global market transparency; and

–	The market data generated by the Combined Group will lever its product expertise and develop innovative data products and combined indices incorporating global complementary NASDAQ and OMX stocks and derivatives.

•	Enhanced strategic opportunities:

–	The Combined Group will be the partner of choice for future cooperation and consolidation opportunities with increased financial and managerial resources. The combined entity will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia; and

–	Both NASDAQ and OMX will benefit from increased geographic, product and sectoral diversification and each will benefit from the other’s strategic holdings in the industry.

•	Significant synergy potential:

–	Both parties believe the Combination will create substantial value for shareholders, with total pre-tax annual synergies estimated at $150 million (SEK1,025 million). Of this amount, $100 million (SEK683 million) constitutes estimated cost synergies and $50 million (SEK342 million) estimated revenue synergies;

–	Cost synergies will be realized through the rationalization of IT systems and data centres, rationalization of non-IT functions, and reduced capital and procurement expenditure; and

–	Revenue synergies will be achieved through the creation of deeper liquidity pools, increased cross-border trading, increased international listings, packaged data products and enhanced technology sales.

–	Total pre-tax restructuring and revenue investment costs are estimated at $150 million (SEK1,025 million) which will be incurred in the two years following completion of the Transaction.

Please see section 3 below for more information on synergies.

In summary, NASDAQ and OMX believe the Combined Group will create the world’s premier global exchange technology company.

2. Benefits to Customers and Other Stakeholders

Both NASDAQ and OMX support the view that capital markets growth and development are promoted by transparent and efficient trading and technology development. This is achieved through close cooperation and collaboration between exchanges, issuers, members, investors and regulators. The efficiencies resulting from the Combination will be reflected in greater liquidity, reduced costs of trading, lower fees for members and investors and lower cost of capital for issuers. NASDAQ and OMX each have a track record of reducing operational costs while simultaneously improving customer service.

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Investors and members will benefit from deeper pools of liquidity and higher trading volumes, a common IT infrastructure and interface for both exchange companies, access to more products and positive portfolio diversification.

Issuers will benefit from increased visibility and direct access to the largest investor base in the world. Increased trading activity and liquidity is also expected to reduce the cost of capital for issuers.

Technology customers will continue to benefit from the market insight the Combined Group derives from its direct participation in capital markets. Combined expertise will accelerate the development of the next generation of exchange technology at a time when investors and members are increasingly demanding multi-asset class trading platforms.

Data providers and vendors will receive richer content and improved global distribution. The market data will allow NASDAQ OMX to leverage its product expertise and develop a range of combined indices incorporating complementary stocks and derivatives from existing indices.

The Combination also provides a unique opportunity for the Nordic markets by placing them at the heart of the rapid consolidation of the exchange sector and becoming a key component of a world-leading company in the exchange industry. The OMX regulatory model will be unaffected by the Combination and the Combined Group will be well-positioned as an attractive partner with the capacity to compete effectively with other exchanges and continue consolidation across Europe and globally.

3. Benefits to Shareholders

NASDAQ and OMX have significant experience in integrating exchanges domestically and cross-border and delivering synergies. The Combination is expected to create significant value for both companies’ shareholders through the realisation of pre-tax annual cost and revenue synergies of approximately $150 million (SEK1,025 million) from 2010. Annual pre-tax cost synergies are estimated at approximately $100 million (SEK683 million) in 2010. The Combination is expected to be accretive to earnings per share in 2009.

Based on their successful integration track records, NASDAQ and OMX believe that they will deliver the following cost synergies:

•	IT synergies of $66 million (SEK451 million)

–	Integration of systems and platforms, merging the US operations of the two companies, and leveraging the Genium platform

•	Non-IT synergies of $34 million (SEK232 million)

–	Rationalization of overlapping functions, services, premises, and reduction of capital and procurement expenditures

Both OMX and NASDAQ have established track records of delivering increased revenues through their acquisitions of other exchanges and trading platforms and valued-added service providers. Identified pre-tax annual revenue synergies are expected to amount to $50 million (SEK342 million) achieved over three years.

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•	Trading and Information Services

–	Increase in cross-border trading, cross-selling of data and new products and facilitation of cross membership

•	Issuer Services

–	Attract new domestic and international listings as a result of the Combined Group’s enhanced value proposition including brand, sector strengths and global reach. Introduce NASDAQ’s issuer products and services to OMX issuer customers

Non-recurring pre-tax costs to achieve these synergies are expected to be $150 million (SEK1,025 million), which would be incurred in the two years following completion of the Transaction.

4. Company Structure and Branding

The Combined Group will be structured as a US holding company, named The NASDAQ OMX Group Inc., the shares of which will be listed on NASDAQ and on OMX Nordic Exchange.

The Combined Group’s headquarters will be located in New York, which will also be the centre of operations for the group’s US cash trading business. The Combined Group’s technology business and Nordic trading business will continue to be managed as today. The Combined Group will establish a new London presence to capitalize on international growth opportunities.

The name and branding of the existing local exchanges within the Combined Group will remain unchanged.

5. Governance and Management

The board of directors of the Combined Group will consist of 15 members, including nine representatives from NASDAQ, five representatives from OMX and the Chief Executive Officer of the Combined Group. The Chairman will be elected by the board of directors of the Combined Group. The Deputy Chairman will be designated by OMX.

It is proposed that Robert Greifeld, currently President and Chief Executive Officer of NASDAQ, will serve as Chief Executive Officer of the Combined Group. It is proposed that Magnus Böcker, currently President and Chief Executive Officer of OMX, will become President of the Combined Group.

The Combined Group will have a balanced management team and organization reflecting the experience, expertise and activities that each party brings to the Combination.

6. Employees

OMX and NASDAQ each operate strong exchange companies which are recognized as being among the best for employees in the market. Following the proposed Transaction, the Combined Group’s strategy will be to grow volume and broaden its customer base, combining the strengths of both companies. In this context, the proposed Transaction will create enhanced career opportunities for employees of the Combined Group. All existing contracts will be honored.

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Separately from the Offer, NASDAQ and OMX will offer participants of OMX’s existing stock option plans and share match plans fair treatment in respect of their entitlements under the respective plans.

7. Regulatory Issues

The Combination of NASDAQ and OMX will require consent or approval from relevant financial supervisory authorities and competition authorities.

Each of the Combined Group’s markets will continue to be regulated in accordance with local requirements. Specifically, OMX’s markets will continue to be regulated by their existing regulators, and the SEC will continue to regulate NASDAQ’s US markets only. The Sarbanes-Oxley Act will continue to be exclusively applicable to companies registered in the US.

8. Dividend Policy

The dividend policy of the Combined Group will be determined by the board of the Combined Group.

9. Financial Effects of the Offer

The Transaction is expected to create substantial shareholder value and be accretive to earnings per share in 2009.

10. Financing of the Offer

Assuming full acceptance of the Offer, approximately 60.6 million new NASDAQ shares will be issued pursuant to the Offer and the total cash consideration amount payable by NASDAQ to OMX shareholders will be approximately $1.7 billion (SEK11.4 billion).

The Offer will not be subject to any conditions concerning the availability of financing. Bank of America and JPMorgan Chase Bank, N.A. (the “Banks”) have agreed to finance the cash consideration of the Offer pursuant to a commitment letter subject to all parties entering into definitive documentation. However, if definitive documentation is not entered into by the date on which the Offer is launched, the Banks will finance the cash consideration of the Offer by means of an interim loan agreement (the “Interim Loan Agreement”) which provides for committed funds and which is attached as an exhibit to the commitment letter.

Drawdown pursuant to the Interim Loan Agreement is subject to the conditions of the Offer being satisfied or waived (where such waiver requires consents from the Banks in certain cases and under certain circumstances). The additional conditions to drawdown under the Interim Loan Agreement, which NASDAQ and its owners in practice control, are essentially that:

•	NASDAQ and its current subsidiaries execute collateral agreements and guarantees, deliver stock certificates and stock powers and make relevant filings and recordations;

•	NASDAQ issues a promissory note in favor of each Bank evidencing such Bank’s loans;

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•	NASDAQ delivers documents evidencing the authority and capacity to enter into the Interim Loan Agreement and pertaining documentation, including legal opinions and certificate of good standing; and

•

NASDAQ is not in breach of certain limited key representations and events of default under the Interim Loan Agreement (including that the documentation is binding and that NASDAQ is not insolvent or lacks relevant authorizations).

11. Key Terms and Conditions of the Offer

11.1 The Offer

The Offer to the OMX shareholders consists of a mixture of cash and new NASDAQ shares as consideration which values each OMX share at SEK208.1 based on the assumptions set out in section 11.2 below. For every 100 OMX shares tendered, each OMX shareholder will receive SEK9,430 in cash and 50.2 new NASDAQ shares, equivalent to 0.502 NASDAQ shares and SEK94.3 in cash per OMX share.

NASDAQ is offering each OMX shareholder: 4

-	In respect of approximately 45.3 percent of the number of OMX shares tendered by such shareholder: SEK208.1 per OMX share in cash (the “Cash Consideration”); and

-	In respect of the remaining approximately 54.7 percent of the number of OMX shares tendered by such shareholder: 0.918 new NASDAQ shares (the “Share Consideration”), equivalent to a value of SEK208.1 per OMX share.

As an alternative, OMX shareholders with 200 or fewer OMX shares are entitled to elect to receive a guaranteed Cash Consideration of SEK208.1 per OMX share.

NASDAQ reserves the right to introduce a mix and match facility which will enable OMX shareholders to elect to tender a higher proportion of their OMX shares in return for the Cash Consideration or to tender a higher proportion of their OMX shares in exchange for the Share Consideration, subject to matching elections by other OMX shareholders. The total number of new NASDAQ shares to be issued under the Offer would not be varied as a result of elections made under such mix and match facility. If NASDAQ introduces a mix and match facility, the details of such facility will be presented in the offer document.

No commission will be charged in respect of settlement of the Offer.

NASDAQ does not own any shares or other financial instruments in OMX.

11.2 Offer Value and Premium

Based on a closing price for NASDAQ shares of $33.19 on NASDAQ on 23 May, 2007 and a SEK/$ exchange rate of 6.83, the Offer value and Offer premium are the following:

•	The Offer values each OMX share at approximately SEK208.1;

•	The Offer values the whole of the issued share capital of OMX at approximately SEK25.1 billion ($3.7 billion);

[4]	The value of the Cash Consideration and Share Consideration based on the assumption set out in 11.2

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•	The Offer represents:

–	A premium of 19 percent relative to SEK174.5, the closing price on 23 May, 2007, the last full trading day prior to the announcement of the Offer and a SEK/$ exchange rate of 6.83 on 23 May, 2007; and

–	A premium of 25 percent to the volume weighted average price of SEK165.9 per OMX share over the 20 trading days up to and including 23 May, 2007, the last full trading day prior to the announcement of the Offer.

Assuming full acceptance of the Offer, a maximum amount of approximately SEK11.4 billion ($1.7 billion) in cash is payable and a maximum number of approximately 60.6 million new NASDAQ shares will be issued under the Offer.

11.3 Fractional Entitlements

Fractions of the new NASDAQ shares will not be issued to accepting OMX shareholders. Such fractions will be sold in the market and the net proceeds will be distributed proportionally between the OMX shareholders concerned.

11.4 Completion Conditions of the Offer

Completion of the Offer is conditional upon:

1.	That the Offer is accepted to such an extent that NASDAQ becomes the owner of shares representing more than 90 percent of the outstanding shares of OMX on a fully diluted basis;

2.	That NASDAQ’s shareholders approve the issuance of the new NASDAQ shares in connection with the Offer by the required vote under the applicable laws and NASDAQ exchange rules;

3.	That the new NASDAQ shares to be issued under the Offer are approved for listing on the NASDAQ National Market;

4.	That the recommendation by the board of directors of OMX that OMX shareholders accept the Offer has not been withdrawn;[5]

5.	That NASDAQ’s Registration Statement on Form S-4 in the United States, which will register the new NASDAQ shares, has become effective under the Securities Act of 1933, as amended, and is not the subject of any stop order or proceeding seeking a stop order by the Securities and Exchange Commission;

6.	That all necessary approvals from public authorities or other regulatory bodies, including competition authorities and financial supervisory authorities, in connection with the Offer, its implementation or the acquisition of OMX by NASDAQ, have been obtained on terms reasonably acceptable to NASDAQ, or applicable deadlines or waiting periods in relation thereto have expired or been terminated, and there being

[5]

The Swedish Securities Council (Sw Aktiemarknadsnämnden) has in the ruling AMN 2007:18 stated completion conditions of this kind are consistent with good stock market practice under certain circumstances. NASDAQ and OMX agree that such circumstances are at hand.

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no notice of any intention to revoke, suspend, restrict, impose any conditions in relation to, vary, amend or not renew any authorizations, certificates, licenses, permissions or approvals of OMX or any of its subsidiaries;

7.	That neither the Offer, its implementation nor the acquisition of all outstanding shares in OMX, has been rendered partially or wholly impossible or significantly impeded as a result of legislation, regulation, any decision of court, public authority or other regulatory body, or as a result of other comparable measures beyond NASDAQ’s control in Sweden, the United States or elsewhere;

8.	That no material adverse change in OMX’s financial position or operations has occurred after the announcement of the Offer; such material adverse change that materially adversely affects, or could reasonably be anticipated to have such effect on, OMX’s liquidity, sales, results or equity and which could not have been reasonably known or anticipated by NASDAQ at the time of the announcement of the Offer; provided, however, that the following shall not be considered in determining whether such a material adverse change has occurred: (A) any change or development in economic, business, political or securities markets conditions generally (including any such change or development resulting from acts of war, terrorism or natural disasters), except that any change or development that, relative to other participants in OMX’s industry, disproportionately impacts the liquidity, sales, results or equity of OMX shall be so considered in determining whether a material adverse change has occurred, (B) any change or development to the extent resulting from the execution or announcement of the Offer or the transactions contemplated thereby, or (C) any changes in laws, rules or regulations.

9.	That no information made public by OMX or disclosed by OMX to NASDAQ is materially inaccurate, incomplete or misleading, and that OMX has not failed to make public any material information which should have been made public by it.

NASDAQ reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions is not fulfilled or cannot be fulfilled. However, the Offer may only be withdrawn with reference to the non-fulfillment of the conditions 3-9 above if the non-fulfillment is of material importance for NASDAQ’s acquisition of the Shares in OMX.

NASDAQ reserves the right to waive, in whole or in part, one, several or all of the conditions set out above, including with respect to condition 1 above, to complete the Offer at a lower level of acceptance; provided, however, that any waiver of conditions 1, 3 or 6 shall require the prior written consent of OMX (such consent not to be unreasonably withheld or delayed), except that no waiver of condition 1 shall require such prior written consent of OMX if, when the condition is waived, the Offer is accepted to such an extent that NASDAQ becomes the owner of shares representing at least 67 percent of the outstanding shares of OMX on a fully diluted basis.

11.5 Transaction Agreement between NASDAQ and OMX

NASDAQ and OMX have entered into a Transaction Agreement in connection with the Offer. The Transaction Agreement contains, inter alia, provisions on cooperation in regard of the offer document, the registration statement and filings with the relevant authorities, provisions on corporate governance and organizational issues post closing of the Transaction and provisions on treatment of OMX employees’ option and share match plans. The

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Transaction Agreement also contains customary provisions on board recommendations, so called non-solicitation and related provisions. The full Transaction Agreement will be available in the offer document.

11.6 Irrevocable Undertakings from OMX Shareholders

Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6 percent of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match election facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. The irrevocable undertakings will or could lapse in certain circumstances including:

•	a third party offer being made for the OMX shares which corresponds to an Offer value in SEK equal to or exceeding SEK220 per OMX Share;

•	the value of the Offer in SEK falls below SEK190 following the date of this announcement;

•	if the Registration Statement on Form S-4 in relation to the Offer is not completed and submitted to the Securities and Exchange Commission on or before 15 August, 2007;

•

if NASDAQ would waive the acceptance level condition and declare the Offer unconditional without the consent from the shareholder making the undertaking, and at the time of such waiver NASDAQ has not reached an acceptance level of 2/3 of the OMX shares (including shares subject to irrevocable undertakings, whether yet delivered for acceptance or not);

•	if the recommendation of the Offer by the board of OMX is withdrawn;

•	if the Offer has not been declared unconditional before 15 December, 2007; or

•

if a material adverse change in NASDAQ’s financial position or operation that could have a material adverse effect on NASDAQ’s financial position, liquidity, sales, results, equity, or stock price becomes known to the shareholder making the undertaking.

11.7 Approval from NASDAQ Shareholders

Hellman & Friedman, Silver Lake Partners, and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related NASDAQ shareholders’ meeting, subject to the terms of NASDAQ’s certificate of incorporation.

11.8 Board Recommendations

The board of directors of OMX unanimously recommends to OMX shareholders to accept the Offer. The board of directors of OMX has received fairness opinions from Morgan Stanley & Co. Limited (“Morgan Stanley”) and Credit Suisse, concluding that, in their opinion and subject to the qualifications and assumptions set out therein, the Offer consideration is fair from a financial point of view to the shareholders of OMX. The full opinion of the board and the fairness opinions will be included in the offer document.

The board of directors of NASDAQ consider the terms of the Offer to be in the best interests of NASDAQ and the NASDAQ shareholders as a whole, and unanimously recommends that the NASDAQ shareholders vote in favor of the resolutions to be proposed at the shareholders’ meeting of NASDAQ to be held in connection with the Offer.

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11.9 Due Diligence

After approval by the board of directors of OMX, NASDAQ has conducted a limited due diligence review of certain business, financial and legal information relating to OMX.

OMX has conducted a limited due diligence review of certain business, financial and legal information relating to NASDAQ.

11.10 Governing Law

The Offer shall be governed by and construed in accordance with the laws of Sweden. The Takeover Rules issued by the Stockholm Stock Exchange and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules (including its rulings with respect to the Rules on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee) apply in relation to the Offer. Furthermore, in accordance with the Swedish Takeover Act, NASDAQ has contractually agreed with the Stockholm Stock Exchange to comply with the foregoing and to submit to any sanctions imposed by the Stockholm Stock Exchange upon breach of the Takeover Rules. The courts of Sweden shall have exclusive jurisdiction over any dispute arising out of or in connection with the Offer and the City Court of Stockholm shall be the court of first instance.

12. Listing of and Trading in the NASDAQ OMX share

The NASDAQ OMX share will be listed on NASDAQ and on the OMX Nordic Exchange.

Further details on listing, admission to trading and dealings in the NASDAQ share will be included in the offer document.

13. Compulsory Acquisition and Delisting

In the event that NASDAQ (whether in connection with the Offer or otherwise) obtains more than 90 percent of OMX’s issued share capital on a fully diluted basis, NASDAQ intends to commence a compulsory acquisition procedure under the Swedish Companies Act to acquire all remaining OMX shares. In connection therewith, NASDAQ intends to promote a de-listing of the OMX share from the Stockholm Stock Exchange and the marketplaces where there is a secondary listing of the OMX share.

14. Indicative Timetable

An offer document regarding the Offer and a retail shareholder information brochure will be published. These documents are expected to be published during the third quarter of 2007.6

The acceptance period will commence promptly following the publishing of the offer document, and will last for no less than 20 business days. NASDAQ reserves the right to extend the acceptance period and to defer the date for settlement subject to applicable law and the Transaction Agreement.

The completion of the Offer is conditional upon the satisfaction of certain conditions as set out in section 11.4 above, including expiration of the Hart-Scott-Rodino waiting period and

[6]

The Swedish Securities Council (Sw ”Aktiemarknadsnämnden”) has extended the time period for preparing and filing the Swedish offer document from 4 weeks to 10 weeks due primarily to extensive filing requirements in the US, see ruling AMN 2007:19. Further extensions may be granted if necessary

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receipt of anti-trust and full regulatory approvals and NASDAQ shareholder approval. NASDAQ and OMX expects the Offer is to be completed by year-end 2007. Further details regarding the publication of these documents and the timetable for the Offer period will follow in a separate press release in due course.

15. Advisors

JPMorgan is acting as exclusive financial advisor to NASDAQ in relation to the transaction and will not be responsible for providing the protections afforded to their client to any other person. Advokatfirman Cederquist and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to NASDAQ in relation to the Transaction. Morgan Stanley, Lenner & Partners and Credit Suisse are acting as financial advisors to OMX in relation to the transaction and will not be responsible for providing the protections afforded to their client to any other person. Advokatfirman Vinge and Cleary Gottlieb Steen & Hamilton LLP are serving as legal advisors to OMX in relation to the Transaction.

16. Information on OMX

OMX is a leading expert in the exchange industry. Through the Nordic Exchange, OMX offers access to approximately 80 percent of the Nordic and Baltic securities market. The Nordic Exchange is a term used for marketing purposes and is not a legal entity. It describes the common offering from the Helsinki Stock Exchange, Copenhagen Stock Exchange, Stockholm Stock Exchange, Iceland Stock Exchange, Tallinn Stock Exchange, Riga Stock Exchange and Vilnius Stock Exchange. OMX integrated technology solutions cross the transaction chain enabling efficient securities transactions for over 60 exchange organizations in more than 50 countries. OMX is a Nordic Large Cap company in the Financials sector on the OMX Nordic Exchange.

OMX key statistics as of Q1, 2007:

•	801 Listed Companies

•	Domestic market capitalization: $1.2 trillion

•	Total market capitalization: $1.3 trillion

•	Average daily trades cash market: 0.2 million

•	Average daily number of derivatives contracts: 0.7 million

•	Average daily value traded: $7 billion

•	67,200 information terminals for professionals

•	27,800 information terminals for non-professionals

•	Technology contracts: 60+

17. Information on NASDAQ

NASDAQ is the largest US electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other US market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks.

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NASDAQ key statistics as of Q1, 2007:

•	3,181 Listed Companies

•	IPOs: 37 / $6.3 billion of raised value

•	Domestic market capitalization: $3.9 trillion

•	Total market capitalization: $4.2 trillion

•	Average daily trades: 7.2 million

•	Average daily value traded: $54 billion

•	400,000 information terminals for professionals

•	1.7 million information terminals for non-professionals

•	Technology contracts: 1

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Cautionary Note Regarding Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. OMX and NASDAQ caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the Offer, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the Combined Group’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.NASDAQ.com and the SEC’s website at SEC’s website at www.sec.gov. and in OMX’s filings with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”) including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While the Offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the Offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the Offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the Offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the Offer is not made in any such jurisdiction.

Additional Information About this Transaction

In connection with the proposed business combination transaction, OMX and NASDAQ expect that NASDAQ will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the proxy statement/prospectus and any amendments and other applicable documents regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of those documents (if and when available) and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NASDAQ by accessing NASDAQ’s website. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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